    NEITHER THIS WARRANT NOR THE SECURITIES RECEIVED UPON EXERCISE OF THIS WARRANT HAS BEEN REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, THIS WARRANT AND THE SECURITIES RECEIVED UPON EXERCISE OF THIS WARRANT MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED OR QUALIFIED UNDER SAID ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE WARRANTS AND THE SECURITIES RECEIVED UPON EXERCISE OF THIS WARRANT, AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS AVAILABLE AND SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION DOES NOT VIOLATE THE PROVISIONS OF THE ACT OR APPLICABLE LAWS.


                         NATIONAL ENERGY GROUP, INC.

                              WARRANT TO PURCHASE
                               300,000 SHARES OF
                                COMMON STOCK OF
                          NATIONAL ENERGY GROUP, INC.


    This Warrant (the "Warrant") is issued to Gascon Partners, a New York general partnership ("Holder") and Holder agrees by acceptance hereof that this Warrant is subject to the terms and conditions contained herein and the terms and conditions of that certain Letter Agreement dated July 11, 1997 between National Energy Group, Inc. (the "Company") and Holder (the "Letter Agreement").

    This Warrant is a warrant to purchase THREE HUNDRED THOUSAND (300,000) shares of Common Stock, $0.01 par value (the "Common Stock") of the Company at a price of THREE DOLLARS ($3.00) per share (the "Exercise Price"), subject to adjustment as provided herein.

    This Warrant shall expire on July 11, 2002 (the "Expiration Date") and shall become exercisable on the earlier of (i) December 31, 1997, or (ii) as to each block of ONE HUNDRED FIFTY THOUSAND (150,000) warrants where FIVE MILLION DOLLARS ($5,000,000) has been invested by Gascon Partnership, a New York partnership, as provided in the Letter Agreement. This Warrant shall be void and all rights of Holder under this Warrant shall cease if this Warrant shall not have been duly exercised on or prior to the Expiration Date.

    This Warrant shall not entitle Holder to any rights other than as set forth herein, and Holder will not have any of the rights, privileges or liabilities of a stockholder of the Company prior to the exercise of this Warrant.

    The number of shares of Common Stock as to which this Warrant may be exercised and the Exercise Price from time to time in effect shall be adjusted from time to time as follows:

    (A) In case the Company shall (i) subdivide its shares of outstanding Common Stock into a larger number of shares of Common Stock, (ii) combine shares of its outstanding Common Stock into a smaller number of shares of Common Stock or (iii) issue stock as a dividend on its Common Stock; then Holder, after the close of business on the effective date of such subdivision, combination or stock dividend, as the case may be (the close of business time being hereinafter in this subparagraph (A) referred to as "such record date"), shall be entitled to receive, upon actual exercise of this Warrant, the aggregate number and kind of shares of capital stock of the Company which, if this Warrant had been exercised immediately prior to such record date at the Exercise Price then in effect, it would have been entitled to receive by virtue of such subdivision, combination or stock dividend; and the Exercise Price shall be deemed to have been adjusted after such record date to apply to such aggregate number and kind of shares. Such adjustment shall be made whenever any of the events listed above shall occur.

    (B) No notification to Holder of any adjustment in the exercise price otherwise required by this subparagraph (B) to be made must be made, if such adjustment (plus any other adjustments not heretofore made since the time of the last notice to Holder of an adjustment, if any) would not require any increase or decrease of five percent (5%) or more in the Exercise Price; provided, however, that upon exercise of this Warrant, all adjustments shall be made in calculating the exercise rights of Holder. Whenever the Exercise Price is adjusted by five percent (5%) or more since the time of the last notice to Holder of an adjustment, if any, as herein provided, the Company shall promptly mail to Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

    (C) In the event that at any time, as a result of an adjustment, Holder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in subparagraphs (A) and (B), above, and the other provisions of this subparagraph (C) with respect to the shares of Common Stock shall apply on like terms to any such other shares.

    (D) In case of any reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), any consolidation of the Company with, or merger of the Company into, any other person, any merger of any person into the Company (other than a merger that does not result in any reclassification of, or change in the outstanding shares of Common Stock), any sale or transfer of all or substantially all of the assets of the Company (other than a sale-lease back, collateral assignment, mortgage or other similar financing transaction), or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other properties, then Holder shall have the right thereafter, during the period this Warrant shall be exercisable, to exercise this Warrant for the kind and amount of securities, cash or other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which this Warrant might have been exercised immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange.

    (E) In case the Company, at any time while this Warrant is outstanding, shall issue shares of Common Stock, warrants or rights to acquire Common Stock or securities convertible into Common Stock (excluding (i) those issued as a dividend or distribution with respect to Series B, Series C, Series D or Series E Preferred Stock so long as the securities are additional shares of Series B, Series C, Series D or

Series E Preferred Stock and (ii) options or shares of Common Stock or other common stock issued to officers, employees or directors so long as the number issued to officers, employees and directors in any one year does not exceed five percent (5%) of the number of shares of Common Stock outstanding on January 1st of such year) at a price per Common Stock share purchased, purchasable, or issuable upon conversion that is less than the Exercise Price, then the Exercise Price at which each share of Common Stock at which this Warrant shall thereafter be exercisable shall be reduced by multiplying the Exercise Price in effect on the date of issuance of such shares, warrants, rights or convertible securities by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such shares, warrants, rights or convertible securities plus the number of additional shares of Common Stock issued, offered for subscription or purchase or issuable upon conversion, and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such shares, warrants, rights or convertible securities plus the number of shares of Common Stock that the aggregate offering price of the total number of shares so offered, issued, or issuable, or, with respect to convertible securities, the aggregate consideration received by the Company for the convertible securities, would purchase at the prior Exercise Price. Such adjustment shall be made whenever shares, warrants, rights or convertible securities are issued, and shall become effective immediately after such issuance date. However, upon the expiration of any warrant, right or conversion right to purchase Common Stock, the issuance of which resulted in an adjustment in the Exercise Price of this Warrant pursuant to this subparagraph (E), if any such warrant, right or convertible rights shall expire and shall not have been exercised, the Exercise Price per share of Common Stock at which this Warrant shall thereafter be exercisable shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Exercise Price made pursuant to the provisions of this subparagraph (E) after the issuance of such warrants, rights or convertible securities) had the adjustment of the Exercise Price made upon the issuance of such warrants, rights or convertible securities been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of the warrants or rights actually exercised or the conversion of the convertible securities actually converted. For purposes of this subparagraph (E), the term Common Stock shall include (i) any common equity security into which the Common Stock is reclassified or for which it is exchanged, or (ii) any common equity security of the Company that has equal or superior voting rights with the Common Stock.

    (F) In case the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets (excluding cash dividends or cash distributions paid out of earned surplus) or rights to subscribe (excluding those referred to in subparagraph
(E) above) then in each such case the Exercise Price per share of Common Stock at which this Warrant shall thereafter be exercisable shall be determined by multiplying the Exercise Price in effect prior to the record date fixed for determination for stockholders entitled to receive such distribution by a fraction, of which the denominator shall be the Closing Price of a share of Common Stock determined as of the record date mentioned above, and (of which the numerator shall be such Closing Price of a share of Common Stock, less the then fair market value per share (as determined by the Board of Directors of the Company in good faith, whose determination shall be conclusive if made in good faith and shall be described in a statement provided to Holder) of the portion of assets or evidences of indebtedness so distributed or of such subscription rights. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

    (G) Upon each adjustment of the Exercise Price as provided for herein, the Holder of this Warrant shall thereafter (until another such adjustment) be entitled to purchase, at the adjusted Exercise Price on the date purchase rights under this Warrant are exercised, the number of shares of Common Stock determined by (a) multiplying the number of purchasable shares hereunder immediately prior to the adjustment of the Exercise Price by the Exercise Price in effect immediately prior to such adjustment, and (b) dividing the product so obtained by the adjusted Exercise Price in effect on the date of such exercise.

  (H) In case:

      1. the Company shall declare a dividend (or any other distribution) on the Common Stock payable otherwise than in cash out of its earned surplus; or

      2. the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

      3. the Company shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

      4. the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Company is party or any sale or transfer of all or substantially all of the assets of the Company; or

      5. of the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then the Company shall, at least 10 days prior to the applicable record date hereinafter specified, contact by telephone and cause to be mailed to Holder at its last address as it shall appear upon the stock books of the Company, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

  (I) In case at any time conditions shall arise by reason of action taken by the Company, which, in the opinion of the Board of Directors of the Company, are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of Holder, or in case at any time any such conditions are expected to arise by reason of any action contemplated by the Company, the Board of Directors of the Company shall appoint a firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company), who shall give their opinion as to the adjustment, if any (not inconsistent with the standards herein), of the Exercise Price (including, if necessary, any adjustment as to the securities to be received thereafter upon exercise of this Warrant) which is or would be required to preserve without dilution the rights of Holder. The Board of Directors of the Company may, in its judgment, make the adjustment recommended upon the receipt of such opinion; provided, however, that no adjustment pursuant to this subparagraph (I) of the Exercise Price shall be made which in the opinion of the accountant or firm of accountants giving the aforesaid opinion would result in an increase of the Exercise Price to more than the Exercise Price then in effect.

    As used above, the term "Closing Price" on any day shall mean the higher of (i) the reported closing sales price per share of Common Stock on the principal national securities exchange or the NASDAQ National Market on which the shares of Common Stock are at the time listed or traded on such day or
(ii) the average of the closing sales prices for the twenty Trading Days prior to such day. In case no such sale takes place on a day, the Closing Price shall be the average of the reported closing bid and asked prices, or, if the shares of Common Stock shall not be so listed, the average of the high bid and low ask prices in the over-the-counter market as reported by the National Association of Securities Dealers' Automated Quotation System, or, if not so reported, as reported by the National Quotation Bureau, Incorporated, or any successor thereof, or, if not so reported, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. The term "Trading Day" shall mean a day on which the principal national securities exchange or the NASDAQ National Market on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to, trading on any national securities exchange or the NASDAQ National Market, a Monday, Tuesday, Wednesday, Thursday, or Friday on which banking institutions in the City of Dallas, State of Texas, are not authorized or obligated by law or executive order to close.

    The Company shall at all times after July 11, 1997, reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of this Warrant the full number of shares of Common Stock then deliverable upon the exercise of this Warrant. The Company covenants and agrees that all shares which may be issued upon the exercise of this Warrant will, upon issuance, be legally and validly issued, fully paid and nonassessable and free from all taxes, liens and charges of any nature whatsoever.

    This Warrant may be exercised by filling out and signing the Warrant Exercise Notice and mailing or delivering the Warrant Exercise Notice to the Company in time to reach the Company by the Expiration Date, accompanied by payment of the full applicable Exercise Price. Payment of the Exercise Price must be made in United States funds (by certified check) payable to the order of the Company. Common Stock certificates will be issued as soon as practicable after exercise and payment of the Exercise Price for the shares of Common Stock so purchased. If the Warrant Exercise Notice is mailed by first class mail, registered or certified, postage prepaid, and properly addressed to National Energy Group, Inc., 4925 Greenville Ave., Suite 1400, Dallas, Texas, 75206, or, to such other address as the Company may have specified in a notice duly given to Holder, then the Warrant Exercise Notice will be presumed to be received by the Company three (3) business days after the date so mailed.

    Subject to the provisions of the legend on the first page of this Warrant, this Warrant is transferable by Holder, in whole or in part (provided that any partial transfer shall be for a whole number of shares of Common Stock), and upon delivery of this Warrant to the Company with evidence of such transfer by Holder reasonably satisfactory to the Company, the Company shall issue a replacement Warrant in a form similar to this Warrant, in the name of such transferee (and in the case of such partial transfer, the Company shall issue a new Warrant to Holder to purchase the balance of the shares of Common Stock that is not the subject of transfer). Holder shall indemnify the Company against any loss, claim or damages arising from or related to such transfer and shall sign a written instrument of indemnity in a form acceptable to the Company.

    This Warrant shall be deemed to be a contract made under the laws of the State of Texas and shall for all purposes be governed by and construed in accordance with the laws of such State.

Dated: July 11, 1997.

                                  NATIONAL ENERGY GROUP, INC.

                                  By: /s/ Miles D. Bender
                                      -----------------------------
                                      Miles D. Bender, President and
                                      Chief Executive Officer

                            WARRANT EXERCISE NOTICE

                                 INSTRUCTIONS

              IN ORDER FOR WARRANTS TO BE EXERCISED, THIS NOTICE
             MUST BE RECEIVED BY THE COMPANY ON OR PRIOR TO THE
                  EXPIRATION DATE SPECIFIED IN THE WARRANT.

    This Warrant Exercise Notice, dated _______________ (the "Notice"), relates to this Warrant, dated July 11, 1997 (the "Warrant"), issued by National Energy Group, Inc., a Delaware corporation whose address is 4925 Greenville Ave., Ste. 1400, Dallas, Texas, 75206 (the "Company"), to the undersigned. This Warrant initially represented the right to purchase the aggregate number of shares as indicated in this Warrant, which number will be reduced by this Warrant Exercise Notice and by any prior or future Warrant Exercise Notices.

    The undersigned hereby exercises the portion of this Warrant to purchase, and hereby purchases, ________ shares of the Company's Common Stock, at the current exercise price of $_______ per share, which is the price, as adjusted, indicated in this Warrant. The undersigned acknowledges that the number of shares of Common Stock must be divisible by 100 for an effective exercise of any portion or all of this Warrant. The full amount of $__________ in United States funds, by certified check payable to the order of the Company is attached hereto. The undersigned acknowledges that a certificate for the shares of Common Stock purchased by the undersigned through the exercise of this Warrant pursuant to this Notice will be delivered to the undersigned, at the address indicated below (unless the Company has received written notice of a different address) as soon as practicable after receipt of this notice and the full payment of the applicable purchase price.

                                       "HOLDER"

                                       By:
                                          ----------------------------------
                                       Title:
                                             -------------------------------
                                       Address:
                                               -----------------------------

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